UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 20, 2008
Date of Report (Date of earliest event reported)
Cuisine Solutions, Inc.
(Exact name of registrant as specified in its charter)

DE	001-32439	52-0948383

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

85 S. Bragg St. Suite 600, Alexandria, VA	22312

(Address of principal executive offices)	(Zip Code)
703-270-2900
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events
9.01 Financial Statements and Exhibits
Signatures
EXHIBIT INDEX
EX-99.1 Press Release dated November 20, 2008

Item 8.01  Other Events

On November 20, 2008, the Board of Directors of Cuisine Solutions, Inc. ("the Company") authorized the Company to repurchase up to 3 million shares of common stock over the next three years.  The stock repurchases may be made from time to time on the open market or in privately negotiated transactions.  The number of shares ultimately repurchased, and the timing of the purchases, will depend on market conditions, share price, and other facts.  The program may be discontinued at any time.  The Company has approximately 17.6 million shares of common stock outstanding.

A copy of the Company's press release announcing the authorization of the repurchases is furnished herewith as Exhibit No. 99.1 to this report, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

99.1   Press Release issued by Cuisine Solutions, Inc., dated November 20, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuisine Solutions, Inc.
Date: November 21, 2008	By:	/s/ Ronald Zilkowski
Ronald Zilkowski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

EX-99.1	Press Release dated November 20, 2008